Exhibit 23.1

We hereby consent to the financial statements of OICco Acquisition I, Inc. for the period from the date of inception on July 24, 2009 to December 31, 2009 of our reports dated March 17, 2010 included in its Registration Statement on Form S-1 dated September 16, 2010 relating to the financial statements for the period from the date of inception on July 24, 2009 to December 31, 2009 listed in the accompanying index.

/s/ Sam Kan & Company
Firm’s Manual Signature
Alameda, CA
City, State
September 20, 2010
Date